EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation in the Registration Statement of our report on the statements of operations and accumulated deficit and cash flows of Customer Analytics, Inc., dated August 28, 2000, included in the Report of Exchange Applications, Inc. on Form 8-K/A filed on September 1, 2000 and to all references to our firm included in this Registration Statement.



/s/ Arthur Andersen LLP
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Boston, Massachusetts
September 25, 2000